UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AXIOS SUSTAINABLE GROWTH ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SPECIAL MEETING OF STOCKHOLDERS

OF

AXIOS SUSTAINABLE GROWTH ACQUISITION CORPORATION

SUPPLEMENT NO. 1

TO THE

PROXY STATEMENT

OF

AXIOS SUSTAINABLE GROWTH ACQUISITION CORPORATION

This is a supplement (this “Supplement No. 1”) to the Proxy Statement (the “Proxy Statement”) first sent or given to stockholders of AXIOS Sustainable Growth Acquisition Corporation (“we”, “us”, “our”, or the “Company”) on or about January 23, 2023, for use at the special meeting of stockholders of Company scheduled to be held on February 14, 2023, at 10:00 a.m., Eastern Time, via live webcast at the following address https://www.cstproxy.com/axios/2023/.

This Supplement No. 1 has been filed with the Securities and Exchange Commission (“SEC”) to inform stockholders that the Extension Amendment Proposal has been revised to seek an extension of three months instead of the 12-month extension previously proposed as follows:

Proposal 1  —  The Extension Amendment Proposal: A proposal, by special resolution, to amend (the “Extension Amendment”) the Company’s amended and restated memorandum and articles of association (the “Articles” or “Current Charter”), to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional three months from February 18, 2023 (the “Current Termination Date”) to May 18, 2023 (the termination date as so extended, the “Extended Termination Date”) (we refer to this proposal as the “Extension Amendment Proposal”);

The revised text of the Extension Amendment proposal is attached hereto as Annex A.

In addition, the Company had previously disclosed that if the Extension Amendment Proposal was approved, the Sponsor or its affiliate would make a deposit (a “Contribution”) into the Company’s Trust Account at Continental Stock Transfer and Trust Company (“Trust Account”) of $75,000 per month (the “Monthly Contribution”) in exchange for a non-interest bearing, unsecured promissory note. The Sponsor has since determined that it will not make any Monthly Contribution into the Trust Account if the Extension Amendment Proposal is approved. In lieu of making the Monthly Contributions, the Sponsor will seek to enter into non-redemption agreements with certain stockholders in order to secure their vote in favor of the Extension Amendment Proposal and ensure that they do not submit their shares for redemption in connection with the vote on the Extension Amendment Proposal.

About AXIOS Sustainable Growth Acquisition Corporation

We are a blank check company incorporated on November 30, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this proxy statement as our initial business combination. While we may pursue an initial business combination target in any industry or geographic location (subject to certain limitations described in this prospectus), we intend to focus our search for a target business engaged in the agribusiness, plant-based proteins, food processing, and related technology industry located in Central and Eastern Europe.

Additional Information and Where to Find It

The definitive proxy statement has been mailed to the Company’s stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Company with the SEC may be obtained free of charge by contacting Company at Benedikt Förtig, our Chief Executive Officer, AXIOS Sustainable Growth Acquisition Corporation, Email: benedikt.foertig@axios.ag.

You may obtain additional copies of the proxy statement and the form of proxy, at no cost, and you may ask any questions you may have about the Extension Amendment or the Adjournment by contacting the Company’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Telephone: (800) 662-5200
(banks and brokers can call collect at (203) 658-9400)
Toll-free at 1 800 662-5200
Email at AXAC.info@investor.morrowsodali.com

Participants in the Solicitation

Company and its sponsor, officers and directors may be deemed to be participants in the solicitation of proxies from Company stockholders. Information about Company’s sponsor, officers and directors and their ownership of Company common shares is set forth in the proxy statement for Company’s Special Meeting of Stockholders, which was filed with the SEC on January 23, 2023, and in Company’s Prospectus dated February 15, 2022, which was filed with the SEC on February 17, 2022. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Company with the SEC.

 Annex A

PROPOSED AMENDMENT
TO THE
AMENDED AND RESTATED
MEMORANDUM AND ARTICLES OF ASSOCIATION
OF
AXIOS SUSTAINABLE GROWTH ACQUISITION CORPORATION

AXIOS SUSTAINABLE GROWTH ACQUISITION CORPORATION
(the “Company”)

RESOLUTIONS OF THE SHAREHOLDERS OF THE COMPANY

RESOLVED, as a special resolution THAT, effective immediately, the Amended and Restated Memorandum and Articles of Association of the Company be amended by:

(a)   amending Article 49.7 by deleting the following introduction of such sub-section:

“In the event that the Company does not consummate a Business Combination within 12 months (or up to 18 months if the Sponsor exercises its Extension Options), from the consummation of the IPO, or such later time as the Members may approve in accordance with the Articles, the Company shall:”

and replacing it with the following:

“In the event that the Company does not consummate a Business Combination by May 18, 2023 or such later time as the Members may approve in accordance with the Articles, the Company shall:”;

and

(b)   amending Article 49.8(a) by deleting the words:

“within 12 months (or 18 months if the Sponsor exercises its Extension Options) from the consummation of the IPO”

and replacing them with the words:

“by May 18, 2023”.